CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1992 Stock Option Plan of Standard Management Corporation of our report dated March 12, 1997, with respect to the consolidated financial statements of Standard Management International S.A. included in the Annual Report on Form 10-K/A No. 2 for the year ended December 31, 1996 of Standard Management Corporation, filed with the Securities and Exchange Commission.



                                                KPMG AUDIT

Luxembourg
November 26, 1997